INDEX TO EXHIBITS
                                       to
                           POST-EFFECTIVE AMENDMENT 2

Exhibits

24.2  Consent of Counsel, Landels Ripley & Diamond LLP

24.3  Consent of Independent Auditors, Parodi & Cropper
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                                  Exhibit 24.2

                               CONSENT OF COUNSEL

TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use in this Registration Statement on Form S-11, and any amendments or supplements or amendments of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.



/S/ Landels Ripley & Diamond LLP
-----------------------------
Landels Ripley & Diamond LLP


San Francisco, California
April 21, 1997
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                                  Exhibit 24.3
            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheets of the General Partner, GYMNO Corporation, and the Partnership, REDWOOD MORTGAGE INVESTORS VIII, in the Prospectus, and any supplements thereto, and Registration Statement filed on Form S-11 for REDWOOD MORTGAGE INVESTORS VIII. We also consent to the reference to our firm under the reference "EXPERTS" in the Prospectus.



/S/ Parodi & Cropper
-------------------
Parodi & Cropper



Lafayette, California
April 21, 1997